Registration No. 333-93773


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 to
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                     POTASH CORPORATION OF SASKATCHEWAN INC.
             (Exact name of registrant as specified in its charter)


                  CANADA                                    N/A
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
      incorporation or organization)


                             122 - 1st Avenue South
                     Saskatoon, Saskatchewan, Canada S7K 7G3
                                  306-933-8500
                    (Address of Principal Executive Offices)


                        PCS U.S. Employees' Savings Plan
                            (Full title of the plan)


                                William J. Doyle
                     Potash Corporation of Saskatchewan Inc.
                             122 - 1st Avenue South
                     Saskatoon, Saskatchewan, Canada S7K 7G3
                                  306-933-8500
       (Name, address, and telephone number, including area code, of agent for service)


      The Commission is requested to send copies of all communications to:
                                 Craig  B. Brod
                                 Arthur H. Kohn
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006

                           INCORPORATION BY REFERENCE

The information contained in the registration statement on Form S-8, File No. 333-93773, of Potash Corporation of Saskatchewan Inc. ("PCS" or the "Registrant") filed with the Securities and Exchange Commission on December 29, 1999 (the "1999 Form S-8" or "Registration Statement"), is incorporated herein by reference.


                         POST-EFFECTIVE AMENDMENT NO. 1

This Post-Effective Amendment No. 1 to the 1999 Form S-8 is being filed pursuant to Rule 416(b) under the Securities Act of 1933, as amended, in order that the 1999 Form S-8 covers the distribution of additional common shares of PCS to be offered and sold pursuant to the PCS U.S. Employees' Savings Plan as a result of the declaration by PCS of a 2-for-1 stock split in the form of a stock dividend of one common share of PCS for each outstanding common share of PCS. Such dividend was declared by resolution of the Board of Directors of PCS dated July 21, 2004, and was paid with respect to common shares of PCS of record outstanding on August 11, 2004. As of the date hereof, there are 393,579.832 common shares of PCS that were initially registered under the Registration Statement and remain unsold thereunder. Accordingly, this Post-Effective Amendment No. 1 will result in an increase in the aggregate number of unsold common shares of PCS remaining covered by the 1999 Form S-8 from 393,579.832 to 787,159.664.

The Registration Statement is hereby further amended to provide that upon any change in the amount of securities being offered or issued to prevent dilution from stock splits, stock dividends, or similar transactions, the Registration Statement, as amended by this Post-Effective Amendment No. 1, shall be deemed to cover the additional securities to be offered or issued in connection with any such transaction, as provided for under Rule 416(a) under the Securities Act of 1933.



                                     Part II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits

    Exhibit
    Number                            Description of Document
  ---------- ----------------------------------------------------------------
     4.1             PCS U.S. Employees' Savings Plan - Amendment No. 1

     4.2             PCS U.S. Employees' Savings Plan - Amendment No. 2

     4.3             PCS U.S. Employees' Savings Plan - Amendment No. 3

     4.4             PCS U.S. Employees' Savings Plan - Amendment No. 4

     4.5             PCS U.S. Employees' Savings Plan - Amendment No. 5

     4.6             PCS U.S. Employees' Savings Plan - Amendment No. 6

     4.7             PCS U.S. Employees' Savings Plan - Amendment No. 7

    23.1             Consent of Independent Registered Chartered Accountants

    24.1             Power of Attorney, included on signature pages



                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on the 18th day of August, 2004.

                                         POTASH CORPORATION OF SASKATCHEWAN INC.


                                         By:  /s/ William J. Doyle
                                         -------------------------------------
                                         William J. Doyle
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints William J. Doyle, Wayne R. Brownlee and John L.M. Hampton, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 333-93773) and any and all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney relating to Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 333-93773) has been signed by the following persons in the capacities indicated, on the dates indicated below.


Name                           Title                           Date
-------                        -----                           -----

/s/ Dallas J. Howe
-------------------------      Chair                           August 18, 2004
Dallas J. Howe

/s/ Wayne R. Brownlee
-------------------------     Senior Vice President,           August 18, 2004
Wayne R. Brownlee             Treasurer and Chief Financial
                              Officer (Principal financial
                              and accounting officer)

/s/ Frederick J. Blesi
---------------------------   Director                         August 18, 2004
Frederick J. Blesi

/s/ John W. Estey
---------------------------   Director                         August 18, 2004
John W. Estey

/s/ Wade Fetzer III
---------------------------   Director                         August 18, 2004
Wade Fetzer III

/s/ Alice D. Laberge
---------------------------   Director                         August 18, 2004
Alice D. Laberge

/s/ Jeffrey J. McCaig
---------------------------   Director                         August 18, 2004
Jeffrey J. McCaig

/s/ Mary Mogford
---------------------------   Director                         August 18, 2004
Mary Mogford

/s/ Paul J. Schoenhals
---------------------------   Director                         August 18, 2004
Paul J. Schoenhals

/s/ E. Robert Stromberg, Q.C.
---------------------------   Director                         August 18, 2004
E. Robert Stromberg, Q.C.

/s/ Jack G.Vicq
---------------------------   Director                         August 18, 2004
Jack G.Vicq

/s/ Elena Viyella de Paliza
---------------------------   Director                         August 18, 2004
Elena Viyella de Paliza

/s/ Barbara Jane Irwin
---------------------------   PCS Administration (USA), Inc.   August 18, 2004
Barbara Jane Irwin,           Authorized Representative
Senior Vice President,        in the United States
Administration


Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 333-93773) has been signed by the following persons in the capacities indicated, on the dates indicated below.


Name                          Title                              Date
-------                       -----                              -----

*
-------------------------     Chair                              August 18, 2004
Dallas J. Howe

*
-------------------------     President and Chief                August 18, 2004
William J. Doyle              Executive Officer


*
-------------------------     Senior Vice President,             August 18, 2004
Wayne R. Brownlee             Treasurer and Chief Financial
                              Officer (Principal financial
                              and accounting officer)

*
-------------------------     Director                           August 18, 2004
Frederick J. Blesi

*
---------------------------   Director                           August 18, 2004
John W. Estey

*
---------------------------   Director                           August 18, 2004
Wade Fetzer III

*
---------------------------   Director                           August 18, 2004
Alice D. Laberge

*
---------------------------   Director                           August 18, 2004
Jeffrey J. McCaig

*
---------------------------   Director                           August 18, 2004
Mary Mogford

*
---------------------------   Director                           August 18, 2004
Paul J. Schoenhals

*
---------------------------   Director                           August 18, 2004
E. Robert Stromberg, Q.C.

*
---------------------------   Director                           August 18, 2004
Jack G.Vicq

*
---------------------------   Director                           August 18, 2004
Elena Viyella de Paliza

*
---------------------------   PCS Administration (USA), Inc.     August 18, 2004
Barbara Jane Irwin,           Authorized Representative
Senior Vice President,        in the United States
Administration


* Pursuant to the Powers of Attorney included as Exhibit 24.1 to this Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 333-93773).


*    By: /s/ John L.M. Hampton
        --------------------------------
           John L.M. Hampton
           Attorney-in-Fact



EXHIBIT INDEX

    Exhibit
    Number                            Description of Document
  ---------- ----------------------------------------------------------------

     4.1           PCS U.S. Employees' Savings Plan - Amendment No. 1

     4.2           PCS U.S. Employees' Savings Plan - Amendment No. 2

     4.3           PCS U.S. Employees' Savings Plan - Amendment No. 3

     4.4           PCS U.S. Employees' Savings Plan - Amendment No. 4

     4.5           PCS U.S. Employees' Savings Plan - Amendment No. 5

     4.6           PCS U.S. Employees' Savings Plan - Amendment No. 6

     4.7           PCS U.S. Employees' Savings Plan - Amendment No. 7

    23.1           Consent of Independent Registered Chartered Accountants

    24.1           Power of Attorney, included on signature pages